UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	74-3231613
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

300 E. Sonterra Blvd, Suite #1220 San Antonio, TX 78258	78258
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☐

Securities Act registration statement file number to which this form relates:    Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:    None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of Lilis Energy, Inc., a Nevada corporation (the “Registrant”), to be registered hereunder that is contained in the section entitled “Description of Capital Stock” in the Registrant’s registration statement on Form S-1 (File No. 333-213653), as initially filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2016, as amended (the “Registration Statement”), is incorporated by reference into this Form 8-A. Any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this Form 8-A.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 13, 2017
LILIS ENERGY, INC.
	By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Chief Financial Officer